EXHIBIT 23(b)

                              ARTHUR ANDERSEN LLP









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to the sale of Alabama Power Company First Mortgage Bonds and Class A Preferred Stock) of our reports on Alabama Power Company dated February 15, 1995 included in Alabama Power Company's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

/s/ARTHUR ANDERSEN LLP



Birmingham, Alabama
August 15, 1995